Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma consolidated statements of income for the year ended September 30, 2006 are based on the historical financial statements of Advanced BioEnergy and Heartland Grain Fuels.  The unaudited pro forma consolidated financial statements give effect to (a) the acquisition of Aventine’s and SDWG’s interests in Heartland Grain Fuels and Dakota Fuels, which closed on November 8, 2006 and is known as transaction #1, and (b) the acquisition of Heartland Producers’ interests in Heartland Grain Fuels and Dakota Fuels, which has not yet closed and is known as transaction #2, based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements.  The unaudited pro forma consolidated financial statements have been prepared using the purchase method of accounting as if the transaction had been completed as of October 1, 2005 for purposes of the combined condensed statements of income.

The unaudited pro forma consolidated financial statements present the combination of historical financial statements of Advanced BioEnergy and Heartland Grain Fuels adjusted to give effect (a) to the issuance of $13.0 million of debt by Heartland Grain Fuels, (b) to the payment of cash distributions of $8,757,400 by Heartland Grain Fuels to its partners related to its 2006 earnings and (c) to the second closing under the Heartland transaction with Heartland Producers.  The unaudited pro forma consolidated financial statements were prepared using (1) the audited consolidated financial statements of Advanced BioEnergy for the year ended September 30, 2006 included in this prospectus, (2) the unaudited consolidated financial statements of Heartland Grain Fuels included in this prospectus for the nine month period ended September 30, 2006 and (3) the unaudited financial statements of Heartland Grain Fuels for the three months ended December 31, 2005, which are not included in this prospectus.

Since we issued 1,403,031 units to effect the initial closings under the Heartland transaction with SDWG and Aventine, and will issue 1,228,547 additional units to effect the second closing under the Heartland transaction with Heartland Producers, the business combination has been accounted for as an equity purchase.  As a result, the fair value of our units issued and outstanding as of the date of the transactions, along with debt assumed by our company and other transaction costs have been allocated to the underlying tangible and intangible assets and liabilities of Heartland Grain Fuels based on their respective fair market values, with any excess allocated to goodwill. The preliminary pro forma purchase price allocation was based on an estimate of the fair market value of the tangible and intangible assets and liabilities of Heartland Grain Fuels.  Certain assumptions have been made with respect to the fair market value of identifiable intangible assets as more fully described in the accompanying notes to the unaudited pro forma consolidated financial statements. As of the date of this filing, Advanced BioEnergy has commenced the appraisals necessary to arrive at the fair market value of the assets and liabilities of Heartland Grain Fuels and the related allocations of purchase price. Once the appraisals necessary to finalize the required purchase price allocation have been completed, the final allocation of purchase price will be determined.  The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation, and this difference may be material.

The management of Advanced BioEnergy is implementing a plan to integrate the operations of Advanced BioEnergy and Heartland Grain Fuels.  Both companies are engaged in the biofuels business. As a result, our management expects to fully integrate the two businesses.  In connection with the plan to integrate the operations of the two companies, management anticipates that certain non-recurring charges, such as branding and signage costs, will be incurred in connection with this integration. Such charges are estimated to be between $150,000 and $250,000 as of the date of this filing.  Any such charge could affect the combined results of operations in the period in which such charges are recorded. The unaudited pro forma consolidated financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction. In addition, the unaudited pro forma consolidated financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructurings resulting from the transaction.  The unaudited pro forma consolidated financial statements are not intended to represent or be indicative of the combined results of operations or financial condition of the companies that would have been reported had the transaction been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the companies. The unaudited pro forma consolidated financial statements should be read in conjunction with the separate historical financial statements and accompanying notes of the companies included elsewhere in this prospectus.

Unaudited Pro Forma Consolidated Financial Information - Balance Sheet (condensed)

September 30, 2006

	Advanced Bio Energy, LLC & Subsidiaries	Heartland Grain Fuels, L.P.	Transaction #1 Pro Forma Adjustments	Notes	Effect of Transaction #1 Advanced BioEnergy, LLC and Heartland Grain Fuels, LP Pro Forma	Transaction #2 Pro Forma Adjustments	Notes	Advanced BioEnergy, LLC and Heartland Grain Fuels, LP Pro Forma
Assets	5
Current assets
Cash & cash equivalents	$10,814,561	$2,488,339	$(26,159,524)	B-1	$143,376	$—		$143,376
			13,000,000	B-1
Accounts receivable	151,750	2,096,716	—		2,248,466	—		2,248,466
Prepaid expenses	130,518	25,189	—		155,707	—		155,707
Inventory	—	1,394,375	—		1,394,375	—		1,394,375
Total current assets	11,096,829	6,004,619	(13,159,5240)		3,941,924	—		3,941,924

Property, plant & equipment, net	39,908,943	41,466,900	12,424,499	B-2	93,800,342	10,877,262	B-7	104,677,604

Other assets
Investment in unconsolidated affiliates	—	602,734	—		602,734	—		602,734
Cash for plant construction	32,500,000	—	—		32,500,000	—		32,500,000
Other assets	65,900	564,691	7,794,124	B-3	8,424,715	(7,794,124)	B-8	630,591
Financing and deferred costs	1,219,736	—	—		1,219,736	—		1,219,736
Goodwill	—	—	16,941,363	B-2	16,941,363	14,217,589	B-7	31,158,952
Intangible	2,811,531	—	—		2,811,531	—		2,811,531
Total other assets	36,597,167	1,167,425	24,735,487		62,500,079	6,423,465		68,923,544

Total assets	$87,602,939	$48,638,944	$24,000,462		$160,242,345	$17,300,727		$177,543,072

Liabilities, partners’ & members’ equity
Current liabilities

Accounts payable and accrued expenses	$16,052,671	$3,308,573	$—		$19,361,244	$—		$19,361,244
Current portion of long term liabilities	—	3,000,000	—		3,000,000	—		3,000,000
Total current liabilities	16,052,671	6,308,573	—		22,361,244	—		22,361,244

Long-term liabilities	7,000,000	18,000,000	13,000,000	B-1	38,000,000	—		38,000,000

Minority Interest	—	—	7,270,213	B-4	7,270,213	(7,270,213)	B-9	—

Members’ and partners’ equity
Partners’ capital	—	24,330,371	(24,330,371)	B-5	—	—		—
Members’ capital	64,550,268		28,060,620	B-6	92,610,888	24,570,940	B-10	117,181,828
Total members’ and partners’ equity	64,550,268	24,330,371	3,730,249		92,610,888	24,570,940		117,181,828

Total liabilities, members’ and partners’ equity	$87,602,939	$48,638,944	$24,000,462		$160,242,345	$17,300,727		$177,543,072

B-1                              Adjustment to recognize the cash consideration paid to complete the first step of the acquisition of Heartland Grain
Fuels L.P. (HGF), including the costs of the acquisition, and funding the escrow for the second closing

The cash proceeds were determined as follows
Liquidating distributions to HGF partners prior to closing	$8,757,400
Purchase of SDWG’s interest in HGF	7,847,465
Purchase of SDWG’s interest in Dakota Fuels (DF)	218,430
Purchase of Aventine interest in HGF	842,105
Funding of escrow for purchase of HP’s interest in HGF and DF	7,794,124
Estimated transaction costs	700,000
Total cash consideration	26,159,524
Less available cash	(13,159,524)
Additional borrowings	$13,000,000

B-2                              Allocation of the purchase price of the first step of the acquisition of HGF

	Total cash consideration	$26,159,524
	Less equity distribution prior to purchase	(8,757,400)
	Less funds held in escrow for second closing	(7,794,124)
		9,608,000
	Issuance of 1,403,031 units at $20 per unit	28,060,620
	Total purchase price of 53.31518% interest in HGF	37,668,620

	Historical Equity of HGF	24,330,371
	Less Distribution prior to acquisition	(8,757,400)
	Adjusted equity	15,572,971
	46.68482% minority interest	7,270,213
	Historical cost of assets	8,302,758
	Purchase price in excess of historical cost	$29,365,862

	The preliminary allocation of the step up is as follows
	Property Plant and equipment	$12,424,499
	Goodwill	16,941,363
		$29,365,862
B-3	Record the escrowed funds as a deposit

B-4	Record the minority interest

B-5	Elimination of historical equity of HGF

B-6	Record the issuance of 1,403,031 units at $20/unit

B-7	Allocation of the purchase price of the second step of the acquisition of HGF

	Funds released from escrow	$ 7,794,124
	1,228,547 units at $20 per unit	24,570,940
	Total purchase price of 46.68482% interest in HGF	32,365,064
	Proforma minority interest	7,270,213
	Purchase price in excess of historical cost	25,094,851

	The preliminary allocation of the step up is as follows
	Property Plant and equipment	$10,877,262
	Goodwill	14,217,589
		$25,094,851

B-8	Reflect the release of the escrowed funds

B-9	Eliminate the minority interest

B-10	Record the issuance of 1,228,547 units at $20/unit

Unaudited Pro Forma Consolidated Financial Information - Statements of Operations (condensed)
Twelve Months Ended September 30, 2006

	Advanced BioEnergy, LLC & Subsidiaries	Heartland Grain Fuels, L.P.	Transaction #1 Pro Forma Adjustments	Notes	Effect of Transaction #1 Advance BioEnergy, LLC and Heartland Grain Fuel, LP Pro Forma	Transaction #2 Pro Forma Adjustments		Advance BioEnergy, LLC and Heartland Grain Fuel, LP Pro Forma
Sales Revenue
Ethanol	$—	$43,071,481	$—		$43,071,481	$—		$43,071,481
Distiller	—	3,728,580	—		3,728,580	—		3,728,580
Program payments	—	756,850	—		756,850	—		756,850
Total net revenues	—	47,556,911	—		47,556,911	—		47,556,911
Cost of revenue	—	34,611,422	869,715	A-1	35,481,137	571,056	A-1	36,052,193

Gross profit	—	12,945,489	(869,715)		12,075,774	(571,056)		11,504,718

General & administrative expenses	2,601,674	750,065	—		3,351,739	—		3,351,739

Income (loss) from operations	(2,601,674)	12,195,424	(869,715)		8,724,035	(571,056)		8,152,979

Other income (expense)
Other income, including gains	12,000	237,721	—		249,721	—		249,721
Rent income	2,750	—	—		2,750	—		2,750
Interest income	1,517,738	—	—		1,517,738	—		1,517,738
Interest expense	(49,151)	(1,029,657)	(429,485)	A-2	(1,508,293)	(643,015)	A-4	(2,151,308)

Net income before minority interest	(1,118,337)	11,403,488	(1,299,200)		8,985,951	(1,214,071)		7,771,880

Minority interest	—	—	(5,323,698)	A-3	(5,323,698)	5,323,698	A-5	—

Net income (loss)	$(1,118,337)	$11,403,488	$(6,622,898)		$3,662,253	$4,109,627		$7,771,880

Basic and diluted - Earnings (loss) per unit	$(0.30)				$0.72			$1.22

Weighted average number of units outstanding	3,717,635				5,120,666			6,349,213

Notes:

A-1	To reflect incremental depreciation expense from the increase to fair value of the Property, Plant and Equipment acquired in the transaction.

A-2

Incremental interest assuming the financing of the November 8, 2006 acquisition including the member distribution and acquisition costs but excluding the closing of the second transaction or funding of the escrow agreement.

	Total projected borrowing	$ 13,000,000
	Less escrowed funds	(7,794,124)
		5,205,876
	Effective interest rate	8.250%
		$ 429,485

A-3	To reflect minority interest in net income

A-4	To reflect the incremental interest from the second closing.

	Escrowed funds	$ 7,794,124
	Effective interest rate	8.250%
		$ 643,015

A-5	Eliminate minority interest